Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Strengthens Executive Leadership Team

— William Huyett Appointed to Chief Operating Officer —

— Gina Consylman Promoted to Senior Vice President, Chief Financial Officer —

CAMBRIDGE, Mass., November 28, 2017 — Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD), a commercial biotechnology company, today announced the appointment of William Huyett as chief operating officer and the promotion of Gina Consylman to senior vice president and chief financial officer.

“Strengthening our leadership team with these key appointments is critical for Ironwood as we seek to execute on our strategy to deliver rapid top-line growth and advance our innovative mid- to late-stage product candidates,” said Peter Hecht, chief executive officer at Ironwood. “Bill is a seasoned, strategic business partner who has a remarkable breadth of experience that will further strengthen our ability to build a successful and innovative company. Gina has been an invaluable finance and enterprise leader at Ironwood over the past three years and I am confident she will have an even greater impact in her expanded role. We are committed to attracting and developing leaders with great strategic judgment, absolute integrity, and an owner-oriented mindset. Bill and Gina exemplify these qualities and I am thrilled to have them as part of the executive team to drive our company forward.”

Mr. Huyett brings to Ironwood extensive experience in corporate strategy, capital allocation, finance, product development/commercialization and corporate leadership in the life sciences industry and many other business sectors.  At Ironwood, he will be responsible for the company’s finance, corporate strategy, corporate development, global operations, investor relations and corporate communications functions. Mr. Huyett joins Ironwood following a distinguished 30-year career at McKinsey and Company, Inc., where he served global clients in the life sciences, industrial and other technology-intensive sectors. Most recently, he has been a senior partner emeritus at McKinsey. He was a leader in the firm’s pharmaceutical and medical products and its strategy and corporate finance practices, and served on McKinsey’s Shareholder’s Council (its board of directors), serving as chair of its Finance Committee. Prior to joining McKinsey, Mr. Huyett held a variety of line management positions with Allen-Bradley (now Rockwell Automation, Inc.). Mr. Huyett serves on the board of directors of the London Stock Exchange-listed Georgia Healthcare Group PLC. He also serves on several not-for-profit boards, including The Rockefeller University, the Marine Biological Laboratory, the University

of Virginia Darden School of Business and the YMCA of Greater Boston. He earned his B.S. in electronics engineering and his M.B.A. from the University of Virginia.

Ms. Consylman is a 25-year veteran in the field of corporate finance. She joined Ironwood in 2014 and currently provides oversight of the company’s finance, planning, accounting, tax, treasury and insurance functions. Prior to joining Ironwood, she was vice president, corporate controller and principal accounting officer at Analogic Corporation, served as senior director, corporate accounting at Biogen Inc., and as corporate controller at Varian Semiconductor Equipment Associates, Inc. A Certified Public Accountant, Ms. Consylman began her career in public accounting at Ernst & Young LLP. She holds a B.S. in accounting from Johnson & Wales University and a M.S. in taxation from Bentley University.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (NASDAQ:IRWD) is a commercial biotechnology company focused on creating medicines that make a difference for patients, building value for our fellow shareholders, and empowering our passionate team. We are commercializing two innovative primary care products: linaclotide, the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC), and lesinurad, which is approved for the treatment of hyperuricemia associated with gout in patients who have not achieved target serum uric acid (sUA) levels with a medically appropriate daily dose of a xanthine oxidase inhibitor (XOI) alone. We are also advancing a pipeline of innovative product candidates in areas of significant unmet need, including uncontrolled gastroesophageal reflux disease, diabetic nephropathy, heart failure with preserved ejection fraction, achalasia and sickle cell disease. Ironwood was founded in 1998 and is headquartered in Cambridge, Mass. For more information, please visit www.ironwoodpharma.com or www.twitter.com/ironwoodpharma; information that may be important to investors will be routinely posted in both these locations.

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s leadership team, the strength and value thereof, and the leadership team’s impact on the company and its business, growth, business strategy, pipeline advancement, productivity and the potential of its products and product candidates and their impact, as well as statements about the timing of any of the foregoing.  Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to management and executive appointments; our ability to effectively advance our strategy; the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development; the risk that findings from our completed nonclinical and clinical studies may not be replicated in later studies; efficacy, safety and tolerability of linaclotide, lesinurad and our product candidates; decisions by regulatory authorities; the risk that we are unable to successfully integrate lesinurad into our existing business, commercialize lesinurad or realize the anticipated benefits of the lesinurad transaction; the risk that we may never get sufficient patent protection for our products and our product candidates or that we are not able to successfully protect such patents; the outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including ANDA litigation; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues, linaclotide, lesinurad or our product candidates; the risk that we are unable to manage our operating expenses or cash use for operations, or are unable to commercialize our products, within the guided ranges or otherwise as expected and those risks listed under the heading “Risk Factors” and elsewhere in Ironwood’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and in our subsequent SEC filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements.

SOURCE: Ironwood Pharmaceuticals, Inc.

Investor and Media Relations

Meredith Kaya, 617-374-5082

Senior Director, Investor Relations and Corporate Communications

mkaya@ironwoodpharma.com